Exhibit 99.1
Exhibit 99
Contact:
James Reske
CFO and Treasurer
United Community Financial Corp.
(330) 742-0592
Youngstown, Ohio – (May 27, 2008) – United Community Financial Corp. (Nasdaq: UCFC) has declared its second quarter dividend of $0.0475 (4.75 Cents) per share, a 50% reduction from the previous quarter’s dividend, to be payable on June 18, 2008, to shareholders of record on June 6, 2008. Chairman and Chief Executive Officer Douglas M. McKay commented, “Reducing the dividend was a difficult decision for the board. It represents a balance between our goal of providing a reasonable dividend yield to our shareholders and the company’s need to remain highly capitalized in today’s volatile economic environment. We look forward to the stabilization of that environment, our continued growth in earnings, and the return of the dividend to previous levels.”
United Community is the Holding company for The Home Savings and Loan Company (Home Savings) and Butler Wick Corp. (Butler Wick), both headquartered in Youngstown, Ohio. Home Savings operates 39 full-service banking offices and six loan production offices located throughout Ohio and Western Pennsylvania. Butler Wick has 23 offices providing full service retail brokerage, capital markets, or trust services throughout Ohio, Western Pennsylvania and New York. Additional information on the Company, Home Savings, and Butler Wick may be found on the Company’s web site: www.ucfconline.com.

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